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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


To the Board of Directors and Stockholders
NorStar Group, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2000 related to the consolidated financial statements of NorStar Group, Inc. and Subsidiaries as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which report appears in the Annual Report on Form 10-KSB for the year ended December 31, 1999 previously filed by NorStar Group, Inc. and Subsidiaries.



                                                     /s/ J.H. Cohn LLP
                                                     -----------------
                                                     J.H. COHN LLP


Roseland, New Jersey
April 19, 2000